Exhibit 10.1

INTREPID POTASH, INC.

SHORT-TERM INCENTIVE PLAN

(As Amended and Restated Effective May 29, 2012)

1.                                      PLAN OVERVIEW

This Intrepid Potash, Inc. Short-Term Incentive Plan is an annual incentive plan designed to motivate and reward eligible executive officers to achieve favorable business results for the Company by providing Participants with the opportunity to earn competitive annual incentive compensation based on the achievement of pre-established, objective performance goals.  The Plan is intended to permit the payment of amounts that constitute qualified performance-based compensation within the meaning of Code Section 162(m), as well as payments not intended to constitute performance-based compensation under Code Section 162(m).

2.                                      DEFINITIONS

The following words as used in this Plan shall have the meanings ascribed to them below:

(a)                                 Board means the Board of Directors of Intrepid Potash, Inc.

(b)                                 Code means the Internal Revenue Code of 1986, as amended, and the regulations, interpretations, and administrative guidance issued thereunder.

(c)                                  Committee means the Compensation Committee or other Committee of the Board appointed by the Board to administer the Plan, or if no such committee is or has been appointed, the Board.  The Committee or the Board may designate one or more subcommittees to consist solely of two or more persons who qualify as “outside directors” within the meaning of Code Section 162(m), with such subcommittee having the power and authority delegated to it by the Committee or the Board, as applicable.  Nothing in this definition shall be deemed to interfere with or prevent the Board or Committee, as applicable, from delegating administrative authority under the Plan to specified officers or to other committees of the Board.

(d)                                 Company means Intrepid Potash, Inc., a Delaware corporation.

(e)                                  Disabled or Disability means, unless otherwise provided in an employment, consulting or other services agreement, if any, between the Participant and the Company or an affiliate, the Participant (i) is unable to perform the essential duties of the Participant’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months, (ii) is permanently and totally disabled as defined in Section 22 of the Code, or (iii) has been determined to be totally disabled by the Social Security Administration.

(f)                                   Earned Award means the actual incentive amount, if any, payable to a Participant under this Plan for a Plan Year, as determined by the Committee in accordance with Sections 5, 6 and 7.

(g)                                  Maximum Award means as to any Participant that is a covered employee for purposes of Code Section 162(m), the amount set forth in Section 8.

(h)                                 Participant means each executive officer or other key employee of the Company or any subsidiary whom the Committee designates as a participant under this Plan for a Plan Year.

(i)                                     Performance Goals means one or more goals determined in accordance with Section 5 by the Committee, in its discretion, to be applicable to a Participant with respect to payments under the Plan for a Plan Year.

(j)                                    Plan means this Intrepid Potash, Inc. Short-Term Incentive Plan, as amended and restated.

(k)                                 Plan Year means the fiscal year of the Company beginning January 1 and ending December 31.

(l)                                     Stock means the $.001 par value common stock of the Company.

(m)                             Target Award means a Participant’s annual target award opportunity as determined by the Committee in accordance with Section 5.

3.                                      ADMINISTRATION

The Committee will administer and interpret this Plan. The Committee shall have the authority, subject to the terms of the Plan, to determine the Participants in the Plan for each Plan Year, the Target Awards for all Participants for each Plan Year, the objective formula or other methodology that will be used to calculate incentive awards for each Plan Year, the Performance Goals that must be satisfied in order for awards to become payable for a Plan Year (which Performance Goals need not be the same for all Participants), whether the Performance Goals have been achieved, to calculate the amount, if any, of each Participant’s incentive award for the Plan Year, to reduce an award otherwise payable to a Participant for a Plan Year, to determine whether awards shall be payable in cash or in Stock, and to set any other terms and conditions associated with the payment of incentive awards under the Plan as it deems necessary or desirable in accordance with the terms of the Plan and to the extent the award is intended to qualify as a performance-based award for purposes of Code Section 162(m), the requirements of Code Section 162(m).

The Committee shall also have the authority to establish rules and procedures, not inconsistent with the provisions of the Plan, as it deems necessary or desirable for the proper administration of the Plan, and shall make such determinations and interpretations under and in connection with the Plan as it deems necessary or desirable.  The Plan, and all rules, procedures, determinations, and interpretations of the Committee, shall be binding, final and conclusive upon the Company, its stockholders, and all Participants, and upon their legal representatives, heirs, beneficiaries, successors and assigns and upon all other person claiming under or through any of them.

4.                                      PARTICIPATION

Within 90 days of the beginning of each Plan Year (or such other period permitted under Code Section 162(m)), the Committee shall designate in writing those executive officers and other key employees of the Company and its subsidiaries who shall participate in the Plan for the Plan Year.  Participation in the Plan for one Plan Year does not guarantee participation in the Plan for future Plan Years, and the Committee may add or remove Participants in the Plan from one Plan Year to the next in its sole and absolute discretion.

5.                                      TARGET AWARDS AND PERFORMANCE GOALS

Within 90 days of the beginning of each Plan Year (or such other period permitted under Code Section 162(m)), the Committee shall establish, in writing, (a) each Participant’s Target Award, if any, for the Plan Year, (b) the Performance Goals that must be achieved in order for each Participant to receive an Earned Award, and (c) the formula or other methodology to be used in determining each Participant’s Earned Award, if any, for the Plan Year, which formula or methodology shall require that the applicable Performance Goals must be achieved in order for a Participant to receive an Earned Award.  Target Awards, Performance Goals, and the formula or methodology for determining Earned Awards need not be the same for all Participants.

As determined by the Committee, the performance goals may provide for a targeted level or levels of performance for a Plan Year based on one or more of the following measures:  (i) absolute or relative total shareholder return; (ii) return on assets, return on equity, or return on capital employed; (iii) earnings per share, corporate or business-unit net income, net income before extraordinary or non-recurring items, earnings before interest and taxes, or earnings before interest, taxes, depreciation and amortization; (iv) cash flow from operations; (v) gross or net revenues or gross or net margins; (vi) levels of operating expense or other expense items reported on the income statement; (vii) measures of customer satisfaction and customer service; (viii) safety; (ix) annual or multi-year production or average production growth; (x) annual or multi-year sales or average sales growth; (xi) annual or multi-year production or sales volume; (xii) annual or multi-year absolute or per-unit operating and maintenance costs; (xiii) satisfactory completion of a project or organizational initiative with specific criteria set in advance by the Committee; (xiv) debt ratios or other measures of credit quality or liquidity; (xv) strategic asset sales or acquisitions in compliance with specific criteria set in advance by the Committee; (xvi) annual or multi-year “net-back” sales or the introduction of new products in accordance with specific goals set in advance by the Committee; (xvii) compliance with Section 404 or other provisions of the Sarbanes-Oxley Act of 2002 or with other laws, regulations or policies; and (xviii) staffing and retention.

The measures may, at the discretion of the Committee, be based on pro forma numbers and may, as the Committee specifies, either include or exclude the effect of payment of the incentives payable under this Plan and any other incentive or bonus plans of the Company.  The performance goals may differ from Participant to Participant.  The Committee may, subject to the requirements of Code Section 162(m) for awards intended to be performance-based, provide that the attainment of the performance goal shall be measured by appropriately adjusting the evaluation of the attainment of the performance goal to exclude (A) any extraordinary or non-recurring items as described in the applicable accounting rules, (B) the effect of any changes in accounting principles affecting the reported results of the Company or a business unit, or (C) any other adjustment consistent with the requirements of Code Section 162(m) that is pre-specified for the Plan Year by the Committee.

Each Participant shall be promptly notified of his or her participation in the Plan for a Plan Year, the Target Award for such Participant for the Plan Year, the Performance Goals applicable to the Participant for the Plan Year, and the formula or other methodology to be used in determining the Participant’s Earned Award for the Plan Year.

6.                                      COMPUTATION OF EARNED AWARDS AND CERTIFICATION OF PERFORMANCE GOALS

Following the conclusion of each Plan Year, the Committee shall certify the levels of attainment of the Performance Goals for the prior Plan Year and calculate the potential Earned Award amount for each Participant in accordance with the formula or other methodology adopted by the Committee in accordance with Section 5 at the beginning of such Plan Year.  The incentive award amounts to be paid to any Code Section 162(m) covered employee with respect to any Plan Year shall not exceed the Maximum Award amount.  The Committee may, in its sole and absolute discretion and for any reason (including individual performance), reduce or eliminate the amount of the potential Earned Award otherwise payable.  In no event shall a Participant receive an Earned Award under this Plan if the Performance Goals applicable to such Participant for the Plan Year are not satisfied.

7.                                      PAYMENT OF AWARDS

All Earned Awards shall be payable as soon as reasonably practicable after the end of the Plan Year and the Committee’s certification of Performance Goals and computation of Earned Awards, but in no event later than March 15th of the subsequent Plan Year unless otherwise deferred.  All or any portion of an Earned Award shall be payable in cash or in Stock, as determined by the Committee in its sole discretion.  Any portion of an Earned Award payable in Stock shall be paid pursuant to the terms of an equity plan maintained by the Company to the extent permitted by the terms of such plan.

Participants must be employed or on a Company-approved leave of absence on the date of payment in order to receive payment of their Earned Awards, except as otherwise determined by the Committee.

Participation in the Plan does not guarantee the Participant the payment of an award.  All awards under the Plan are discretionary and subject to approval of the Committee.

8.                                      MAXIMUM AWARD

The Maximum Award payable to any Participant who is determined to be a covered employee for purposes of Code Section 162(m) with respect to any Plan Year shall be $5,000,000.

9.                                      GENERAL PROVISIONS

(a)                                 Termination; Amendment.  The Board may at any time amend or terminate this Plan, except that no amendment will be effective without approval by the Company’s stockholders if such approval is necessary to qualify amounts payable hereunder as qualified performance-based compensation under Code Section 162(m).

(b)                                 Recoupment of Awards.  Notwithstanding any other provision of this Plan to the contrary, any award granted or amount payable or paid under this Plan shall be subject to the terms of any compensation recoupment policy then applicable, if any, of the Company, to the extent the policy applies to such award or amount.  By accepting an award or the payment of any amount under the Plan, each Participant agrees and consents to the Company’s application, implementation and enforcement of (i) any such policy and (ii) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation and expressly agrees that the Company may take such actions as are permitted under the policy or applicable law without further consent or action being required by such Participant.  To the extent that the terms of this Plan and the policy or applicable law conflict, then the terms of the policy or applicable law shall prevail.

(c)                                  No Employment or Award Rights.  Nothing in this Plan will be construed as conferring upon any Participant any right to continue in the employment of the Company or any of its subsidiaries or to receive any amounts under this Plan.

(d)                                 No Assignment of Benefits.  Except as expressly provided herein or otherwise required by applicable law, no Participant or beneficiary will have the power or right to alienate, transfer, anticipate, sell, assign, pledge, attach, or otherwise encumber the Participant’s interest under this Plan.

(e)                                  Withholding.  All Earned Awards to be paid under the Plan shall be subject to applicable Federal, state and local income and employment taxes and any other amounts that the Company or a subsidiary is required by law to deduct and withhold from such amounts.

(f)                                   Plan Unfunded.  Amounts payable under the Plan shall be paid from the general assets of the Company.  The rights of any Participant or beneficiary to receive payment of an Earned Award shall be only those of an unsecured general creditor, and neither the Company nor the Board or the Committee shall be responsible for the adequacy of the general assets of the Company to meet and discharge Plan liabilities.

(g)                                  Severability.  If any provision of this Plan is held unenforceable, the remainder of this Plan will continue in full force and effect without regard to such unenforceable provision and will be applied as though the unenforceable provision were not contained in this Plan.

(h)                                 Governing Law.  This Plan will be construed in accordance with and governed by the laws of the State of Colorado, without reference to the principles of conflict of laws.

(i)                                     Headings.  Headings are inserted in this Plan for convenience of reference only and are to be ignored in any construction of the provisions of this Plan.

(j)                                    409A.  This Plan and all awards payable hereunder are intended to satisfy an exception from the requirements imposed by Code Section 409A.  This Plan shall be interpreted accordingly or, if necessary, shall be interpreted to the maximum extent possible to comply with Code Section 409A.

(k)                                 Stockholder Approval; Effective Date of the Plan.  The initial effective date of the Plan was April 20, 2008.  The effective date of the amended and restated Plan is May 29, 2012, subject to the approval of the Company’s stockholders at the 2012 Annual Meeting of Stockholders on that date.  The amended and restated Plan was approved by the Board of Directors of the Company on March 21, 2012, subject to the approval of the Company’s stockholders.  No amount shall be paid to any Participant under the amended and restated Plan unless such stockholder approval has been obtained.